UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 7, 2021

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-38402	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 130

Sunrise, Florida 33323

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $01 Par Value Per Share	MKGI	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 7, 2021, Monaker Group, Inc. (the “Company”, “Monaker”, “we” and “us”) held a special meeting of stockholders (the “Meeting”). At the Meeting, an aggregate of 10,678,459 shares of voting stock, or 56.9% of our 18,765,839 total outstanding voting shares as of February 26, 2021, the record date for the Meeting (the “Record Date”), were present at or were voted at the Meeting, constituting a quorum. The following proposals were voted on at the Meeting (as described in greater detail in the Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 4, 2021 (the “Proxy”)), with the results of such voting as set forth below. Capitalized terms have the meanings given to such terms in the Proxy and this Form 8-K should be read in connection with the Proxy.

Proposal 1	For	Withhold	Abstain*
Approval of (a) the issuance of shares of Monaker common stock, pursuant to the terms of the share exchange agreement between Monaker, HotPlay Enterprise Limited (“HotPlay”) and the stockholders of HotPlay (as the same may be amended, the “HotPlay exchange agreement”), in an amount necessary to complete the HotPlay share exchange and the other transactions contemplated by the HotPlay exchange agreement, (b) the HotPlay exchange agreement, and (c) the other transactions contemplated by the HotPlay exchange agreement.	10,674,499	2,201	5,217

Proposal 2	For	Against	Abstain*

Approval of the issuance of shares of our common stock upon conversion of our 10,000,000 outstanding shares of Series B Convertible Preferred Stock and our 3,828,500 outstanding shares of Series C Convertible Preferred Stock, and upon exercise of the common stock purchase warrant to purchase 1,914,250 shares of common stock, each previously issued and granted pursuant to the terms of the Amended and Restated Axion Share Exchange Agreement dated November 12, 2020, by and between Monaker and certain creditors and debtors of Axion Ventures, Inc.(“Axion”)(as the same may be amended, the “Axion exchange agreement”), and ratification of (a) the Axion exchange agreement; and (b) the other transactions contemplated by the Axion exchange agreement.

	10,597,233	81,226	3,458

Proposal 3	For	Against	Abstain*
Approve and authorize the Board of Directors of the Company to file a Certificate of Amendment to the Company’s Articles of Incorporation, to affect a name change of the Company to “Nextplay Technologies, Inc.”	10,646,100	30,651	5,167

Proposal 4	For	Against	Abstain*
Authorization and approval of the board of directors of Monaker to affect a reverse stock split of Monaker’s outstanding common stock in a ratio of between and including one-for-one and one-for-five, in their sole discretion, as mutually agreed to between Monaker and HotPlay, prior to the effectiveness of the HotPlay share exchange.	10,650,110	26,565	5,242

Proposal 5	For	Against	Abstain*
To consider and vote upon a proposal to adopt our 2021 Equity Incentive Plan and the material terms thereof.	10,350,567	257,754	73,596

Proposal 6	For	Against	Abstain*
The transaction of such other business as may properly come before the annual meeting or at any adjournment or postponement thereof.	10,653,457	23,268	5,192

* There were no Broker Non-Votes on these proposals.

As a result of the above, each of the proposals brought before the Meeting was approved by the required shareholder vote.

The Company is continuing to work to satisfy the conditions to closing the HotPlay Share Exchange Agreement, which includes the re-qualification of the Company’s common stock, following such closing, on The NASDAQ Capital Market. The Company anticipates closing the HotPlay share exchange and related transactions during the second calendar quarter of 2021.

Item 8.01 Other Events.

On April 8, 2021, the Company issued a press release disclosing the approval, at the Meeting, of the HotPlay Share Exchange Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1*	Press release dated April 8, 2021

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: April 8, 2021	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer